Nu Skin Enterprises 2003 Fall Update

(Transcript and Text of CD Interactive Presentation)

DISCLAIMER

This presentation contains forward-looking statements that represent the company’s current expectations and beliefs, including, among other things:

(1)	Our objective to become the world’s leading direct-selling company by doubling our revenue and more than doubling our profits over the next five years.

(2)	Our belief that positive momentum will develop and continue in our key markets of Japan, the United States, and China.

(3)	The expectation that we will generate revenue in China at the high end of our 2003 forecast of $20-30 million.

(4)	Our plans to launch new, improved and innovative personal care and nutritional products and tools during 2004, and our expectation that such products and tools will receive a strong consumer response.

(5)	Our strategic focus to expand into new markets and develop business models tailored to these markets.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially and adversely from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to:

(a)     any continued or increased regulatory scrutiny in China, which has from time to time in the past, and could in the future, negatively impact our business, (b) uncertainty regarding the ability of the company to successfully grow its business in China through a retail business model and effectively manage rapid growth in this market, including management of a large employed sales force; (c) risks that could adversely impact the company’s operations or financial results in its markets, including our largest market, Japan, such as any continuation or increase in the impact of negative market conditions on the company’s business, material decreases in executive level and active distributors, adverse changes in exchange rates, or the company’s failure to execute effective initiatives in these markets; (d) regulatory risks associated with the Pharmanex BioPhotonic Scanner, which could delay or inhibit our use of the scanner if it is determined to be a medical device in any market; (e) risks of delays or other problems associated with the completion of the final design and mass production of the Pharmanex BioPhotonic Scanner; (f) any failure of planned initiatives to generate interest among distributors and generate sponsoring and selling activities on a sustained basis; (g) adverse publicity related to the company’s business, products or industry; (h) continued competitive pressures in the company’s markets; and (i) risk that for any reason the stock repurchase transaction does not close. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s most recent registration statement on Form S-3 filed on October 20, 2003. The forward-looking statements set forth the company’s beliefs as of the date of this presentation, and the company assumes no duty to update the forward-looking statements contained herein to reflect any change.

INTRODUCTION

With a solid foundation for growth, we are leaping ahead
Uncovering wisdom through innovation
Raising the capacity to succeed
Stretching forth into new territories

Truman Hunt

President and CEO:

“Hello, I’m Truman Hunt, President and CEO of Nu Skin Enterprises. Since assuming these positions in May, I have sought a means by which we could introduce our shareholders to the strategy and people that combine to give me confidence that Nu Skin Enterprises has a bright future. Our vision is to become the world’s leading direct-selling company. That vision will require us to be considerably larger than we are today. In the next five years, we seek to double the size of our revenue and more than double our profits. The key to achieving this growth is going to be our ability to attract the efforts of entrepreneurs in building a direct-selling business with us. We’ll do this by remaining committed to innovation in both our direct-selling business model and in the product lines we offer. We will also promote a business culture of professionalism, honesty, and integrity that warrants the commitment we seek from those who pursue a direct-selling business. And we’ll strive to execute with excellence in all that we do. As we do this, I expect to see positive momentum develop and continue in our key markets—Japan, the United States, and China. In the first half of this year, we’ve seen good trends in each of these markets. As you go through this interactive presentation, you will learn how we plan to build upon our first half momentum to achieve our second half goals and, ultimately, lay the foundation for a healthy future.”

DISCOVER

New Products

We are committed to discovering and developing innovative, differentiated solutions on a consistent basis. Our goal is to continually supplement our current product mix with new and reformulated products that utilize the latest ingredient technologies. During the first six months of 2003, products introduced since July 2002 generated more than $35 million in revenue

ReishiMax GLp™

Description: Launched in May 2002, ReishiMax GLp™ utilizes a proprietary three-step extraction process and cracked spore technology in an advanced solution that supports the body’s own natural immune system
Impact: ReishiMax GLp™ generated more than $10 million globally during the first six months of the year

Joe Chang

President, Pharmanex Division:

“For 2004 we are focusing on two major product categories, and that is weight management and an immune support system. The weight management market in the United States is $5 billion and we have recently launched a TRA™ weight management system, which doesn’t include Ephedra, or any other stimulants, which will cause adverse reactions in consumers. In the U.S. convention in February of 2004, we anticipate that we will be launching an immune support system that is based on a unique technology that we have just acquired that can boost immune systems specifically.”

Tru Face Essence

Description: Tru Face™ Essence features Ethocyn, an advanced ingredient that increases the production of elastin to firm and tone the skin
Impact: Product sales of $4 million in Japan from March through June 2003

Lori Bush

President, Nu Skin Division:

“As we prepare for our February 2004 global distributor convention, we are excited about the exceptional products and the tools we will be introducing. The Nu Skin® Regimen Profiler enables our distributors to instantly provide a customized skin care regimen for every customer. We expect this to be a great business building tool for our distributor force and, consequently, to positively impact product sales. We also anticipate a strong consumer response to the launch of the Nu Skin® Galvanic II Spa System and our reformulated Nutriol® product line, which features patented technology that enhances the health and vitality of your hair and scalp.”

EXCEED

New Tools

We provide distributors the tools they need to exceed their goals. In the first half of 2003, we launched one of the most advanced tools we’ve ever introduced—the Pharmanex® BioPhotonic Scanner. This valuable business building tool, which measures carotenoid antioxidant levels in the palm of the hand, has been a terrific aid to our U.S. market. During the first six months of 2003, Pharmanex U.S. revenue increased 30 percent over the same period in 2002 and distributor metrics, including new distributor contracts and letters of intent to become distributor leaders, grew significantly

Pharmanex® BioPhotonic Scanner

Description: A cutting-edge, testing instrument that allows our distributors to provide their customers a way to measure the effectiveness of Pharmanex® nutritional supplements
Impact: Pharmanex revenue in the United States is up 30%

Scott Schwerdt

General Manager, Nu Skin United States:

“Today we have more than 300 scanners in the hands of our U.S. distributor leaders, and we will continue to deliver more scanners during the second half of the year. Although the scanner is central to our aim to develop the U.S. market, we are also deploying other key initiatives to ensure we achieve our potential in this great market. These include providing additional incentives to help motivate distributors to complete the executive qualification process. We are also initiating a “brick and mortar” program in the United States similar to one introduced in Australia and New Zealand, which helped drive a 52 percent revenue growth in 2002.”

EXPAND

New Markets

We expand our reach by opening new lands of opportunity. In 2002, we created a solid foundation for long-term success in China. This endeavor generated $9.7 million in revenue during the first six months of 2003. The successful completion of a review by the Chinese government of our business—which resulted in no changes to our current business model—and the current momentum in our business give us confidence that we will generate revenue at the high end of our 2003 forecast of $20–30 million

China

Description: We are confident this market will become one of our largest as we develop and refine our business model and expand to additional regions of China
Impact: 50% revenue growth in China from the first quarter to the second quarter of 2003

Ritch Wood

Chief Financial Officer:

“While our strategic focus to expand into new markets remains centered on China because of the great potential we see there, we continue to make headway in other markets as well. Latin America makes up approximately $10 billion in the direct-selling industry. By establishing a new management team and rolling out a new business model in Brazil in September 2003, we’ve taken a great step forward in our effort to gain a greater market share and develop a model, which will work in emerging economies throughout the world.”

HIGHLIGHTS

First Half 2003

Nu Skin Enterprises is a $960 million direct-selling company that markets premium quality personal care and nutrition products through a global network of more than 550,000 independent sales representatives. Our mission is to be a force for good throughout the world by empowering people to improve lives with rewarding business opportunities, innovative products, and an enriching, uplifting culture. Click below to view a .pdf of our midyear fact sheet, which includes our 2003 initiatives.

NU SKIN ENTERPRISES

2003 MIDYEAR SUMMARY / NYSE: NUS

Nu Skin Enterprises is a global direct-selling company operating in more than 30 countries throughout Europe, the Americas, and the Asia Pacific region. The company sells consumer products and services under three brands — Nu Skin (personal care), Pharmanex (nutritional supplements), and Big Planet (technology products and services).

For the first half of 2003, revenue was level with prior year results at approximately $460 million. Net income was $29.6 million, and earnings per share were $0.36 compared to $30.9 million and $0.37, respectively, for the same period in 2002. Excluding the impact of foreign currency fluctuation, revenue was down 5 percent for the first six months of the year.

During the first quarter of the year, we held a distributor conference in Japan where we launched new products and new initiatives that are already making an impact. These include Nu Skin® Tru Face™ Essence, an advanced skin-firming product, which is expected to generate $10 million in revenue this year in Japan. In addition, new leadership incentives designed to help distributor leaders were launched. Together, these endeavors are helping reverse negative revenue trends in Japan.

Important strides in the U.S. market are also being made. Increased distributor activity, tied to the Pharmanex® BioPhotonic Scanner — a laser-based unit that measures carotenoid levels — drove a 37 percent U.S. Pharmanex revenue growth. Additionally, nearly all U.S. distributor indicators are up over last year’s results, including the executive distributor count, which is up 18 percent on a year over year basis.

Expanding our operations in China, which began in January 2003, has also had a positive impact on revenue. Second quarter revenue was up 50 percent over first quarter results. We believe we’re building a strong foundation for exceptional long-term growth in China, and expect to report 2003 revenue at the high end of our $20-30 million target range.

[GRAPHIC OMITTED (Piecharts of revenue by region and revenue by product brand)]

Nu Skin Enterprises	Truman Hunt	Charles N. Allen
75 West Center Street	President and CEO	Vice President, Investor Relations
Provo, UT 84601		Telephone: 801-345-6110
Telephone: 801-345-6000	Ritch N. Wood	Fax: 801-345-3099
www.nuskinenterprises.com	CFO	Email: callen@nuskin.com

        Division Overview

NU SKIN®	PHARMANEX®	BIG PLANET®
First half 2003	First half 2003	First half 2003
$217.5 million in revenue	$218.7 million in revenue	$24.2 million in revenue
Nu Skin offers innovative skin care	Pharmanex provides science-based	Big Planet combines the growth prin-
products and a business opportunity	products designed to enhance wellness,	ciples of direct selling with the power
that brings people physical, emotional,	promote longevity, and help people	of technology to create a compelling
and financial rewards.	enjoy healthier, more productive lives.	direct sales opportunity.

Second Half 2003 Initiatives

New Products

The company successfully launched numerous products in our various markets during the first half of 2003.

o	Nu Skin® Tru Face™ Essence exploded onto the scene, and we expect it to generate $10 million in sales this year.

o	ReishiMax GLp™ was recently introduced in Japan, and we anticipate it to produce revenue of $20 million in the year.

o	The Nu Skin Clear Action™ Acne Medication System, launched at last year’s convention, is Nu Skin’s number two top selling product.

New Tools

During the first half of the year, we launched the Pharmanex® BioPhotonic Scanner in the United States, which has helped boost U.S. Pharmanex revenue by 37 percent.

o	The scanner enables distributors to track the effects of LifePak®, the company’s top selling product, on the nutritional status of the body.

o	The Nu Skin® Regimen Profiler enables distributors to instantly provide a customized skin care regimen for every customer, making it a great business building tool.

New Markets

In January 2003, the company launched a new retail model in China.

o	In the second quarter, we posted $5.8 million in China revenue, up almost 50 percent from the first quarter.

o	During the first month, the company attracted 15,000 preferred customers.

o	According to Euromonitor, China’s personal care market is $6 billion and growing at an annual rate of 10 percent.

o	During the third quarter, we established a new management team and business model in Brazil to gain a greater market share.

Financial Highlights

(U.S. dollars in millions, except per share amounts)	2nd Quarter 2003	2nd Quarter 2002	Percent Change	Six Months 3/30/2003	Six Months 6/30/2002
Revenue	$ 240.7	$ 244.9	-1.7%	$ 460.4	$ 461.0
Operating Income	25.7	30.4	-15.5%	45.5	50.9
Net income	16.8	18.0	-6.7%	29.6	30.9

Earnings per share diluted	$ 0.21	$ 0.22	-4.5%	$ 0.36	$ 0.37

(U.S. dollars in millions)	March 31, 2003	June 30, 2003
Total assets	$ 598.8	$ 602.1
Total liabilities	211.2	201.0
Total shareholder's equity	387.6	401.1
Working capital	184.3	199.4

This document contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that represent the company’s current expectations and beliefs, including, among other things, our anticipation that in 2003 (1) Nu Skin® Tru Face™ Essence will generate $10 million in revenue, (2) ReishiMax GLp™ will generate $20 million in revenue. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) weakening of foreign currencies, particularly the Japanese yen; (b) risks that could result in adverse changes in the company’s operations in Japan, including any worsening of economic conditions, material decreases in executive level and active distributors, increased competition, or the company’s failure to execute effective initiatives in this market; (c) risks that the political and regulatory environment in China and the company’s implementation of a new business model in such market could adversely affect the company’s ability to successfully expand operations in that market; (d) risks of technical delays or other problems associated with the completion of the final design and mass production of the Pharmanex Biophotonic Scanner; (e) risk that a regulatory agency may conclude that the Pharmanex Biophotonic Scanner is a medical device, which could delay or inhibit the use of the scanner until registration is secured; (f) any failure of planned initiatives to generate interest among distributors and generate sponsoring and selling activities on a sustained basis; (g) adverse publicity related to the company’s business, products or industry; (h) continued competitive pressures in the company’s markets; and (i) regulatory risks associated with the company’s business and product offerings, including possible restrictions on or challenges to the company’s marketing practices or products and any associated negative publicity. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of risks and uncertainties set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2002. These forward-looking statements set forth the company’s beliefs as of the date of distribution of this document, and the company assumes no duty to update the forward-looking statements contained herein to reflect any changes.